ARTICLES OF TRANSFER

                                     BETWEEN

                               NATIONS FUND, INC.
                            (a Maryland Corporation)

                                       and

                               NATIONS FUNDS TRUST
                           (a Delaware Business Trust)

     NATIONS FUND, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore, Maryland (which is hereinafter called "Transferor") and NATIONS FUNDS TRUST, a Delaware business trust, having its principal office in the State of Arkansas in Little Rock, Arkansas (which is hereinafter called "Transferee") hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Transferor agrees to sell and transfer to Transferee substantially all of its property and assets, being all of the property and assets of each of those of its investment portfolios listed on Schedule A hereto (the "Transferor Funds"), as more fully described in this Article FIRST. The said transfer and delivery to the Transferee, pursuant hereto, will be effective as of the effective time set forth in Article EIGHTH. Both the Transferor and the Transferee are registered as open-end investment companies under the Investment Company Act of 1940 with assets allocated to separate investment portfolios. Transferor agrees with respect to each of the Transferor Funds to convey, transfer and deliver all of the assets of the Transferor Funds to the Transferee with respect to the Transferee's investment portfolio set forth opposite the particular Transferor Fund's name on Schedule A attached hereto (the "Transferee Fund"). The terms and conditions of the sale and the manner of carrying the same into effect are more particularly set forth in these Articles of Transfer (the "Articles").

     SECOND: The name of the Transferor is Nations Fund, Inc. The Transferor is a corporation organized under the laws of the State of Maryland with its principal office in Baltimore, Maryland. The Transferor does not own any interest in land in Maryland. The name of the Transferee is Nations Funds Trust. Transferee is a business trust organized under the laws of the State of Delaware.

     THIRD: Transferee was organized as a business trust under the laws of the State of Delaware on October 22, 1999. It is not registered or qualified to do business in the State of Maryland.

     FOURTH: The address of the Transferee's principal place of business is 111 Center Street, Suite 300, Little Rock, Arkansas 72201.

     FIFTH: The location of Transferee's principal office in Delaware is c/o Corporation Trust Incorporated, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the Transferee's registered agent in the State of Maryland for purposes of Section 3-109 of the Maryland General Corporation Law is the Corporation Trust Incorporated, 300 E. Lombard Street, Suite 1400, Baltimore, Maryland 21202.

     SIXTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by Transferor and Transferee in the manner and by the vote required by their respective Articles of Incorporation and Amended and Restated Declaration of Trust and the laws of the respective states in which they are organized. The manner of approval by the Transferor and the Transferee was as follows:

     (a) The Board of Directors of the Transferor, at a meeting duly held on August 23-24, 2000, adopted resolutions which declared that the proposed transaction was advisable on substantially the terms and conditions set forth, or referred to in the resolutions, as described in these Articles, and directed that the proposed transaction be submitted for consideration at a special meeting of stockholders of the Transferor.

     (b) Notice which stated that a purpose of the meeting was to act on the proposed transaction was given by the Transferor to the stockholders of the Transferor as required by law.

     (c) At the stockholder meeting duly held on April 12, 2001, the proposed transaction was approved by the holders of at least a majority of the shares of each of the Transferor Funds.

     (d) The Board of Trustees of Transferee, at a meeting duly held on August 23-24, 2000, adopted resolutions which approved the proposed transaction on substantially the terms and conditions set forth, or referred to in the resolutions, as described in these Articles.

     SEVENTH: The nature and amount of the consideration to be paid, transferred or issued by the Transferee for the property and assets of each of the Transferor Funds is as follows:

     (a) Transferee shall, on behalf of the Transferee Fund set forth on Schedule A, (i) assume all liabilities of the corresponding Transferor Fund identified on Schedule A, and (ii) issue to Transferor, for respective distribution to the holders of shares of each Transferor Fund listed on Schedule A, shares of the designated classes of the corresponding Transferee Fund set forth on Schedule A, having, respectively, an aggregate net asset value equal to the value of the assets attributable to the corresponding class of shares of the Transferor Fund less the liabilities so attributable; and

     (b) In exchange for the aforesaid distribution of shares of the designated classes of the Transferee Fund to the holders of the corresponding classes of the Transferor Funds, the shares of the Transferor Funds will be redeemed and cancelled simultaneously therewith on the Transferor's books.

     The foregoing terms, together with related terms and conditions, are further set forth in an Agreement and Plan of Reorganization, dated as of January 20, 2001, between the Transferor and the Transferee, each on behalf of their respective funds listed on Schedule A.

     EIGHTH: These Articles of Transfer shall be effective upon filing.

         IN WITNESS WHEREOF, the Transferor has caused these Articles of Transfer to be signed in its name and on its behalf by its President and witnessed by its Secretary as of June 8, 2001. The undersigned President of the Transferor hereby acknowledges in the name and on behalf of the Transferor, the foregoing Articles of Transfer to be the corporate act of the Transferor and hereby states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval of the transaction provided for herein are true in all material respects under the penalties of perjury.

WITNESS                                Nations Fund, Inc.



/s/  Richard H. Blank, Jr.             By:  /s/ A. Max Walker
--------------------------                -------------------
   Richard H. Blank, Jr.                  A. Max Walker
   Secretary                              President and Chairman of the Board
                                          of Directors

         IN WITNESS WHEREOF, Transferee has caused these Articles of Transfer to be signed in its name and on its behalf by at least a majority of its entire Board of Trustees and witnessed by its Secretary as of June 8, 2001. The undersigned President of Transferee hereby acknowledges in the name and on behalf of Transferee, the foregoing Articles of Transfer to be the trust act of Transferee, and hereby states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval of the transaction provided for herein are true in all material respects under the penalties of perjury. These Articles may be signed in any number of counterparts.

WITNESS                                       Nations Funds Trust



/s/  Richard H. Blank, Jr.                    By:  /s/ A. Max Walker
--------------------------                       -------------------
   Richard H. Blank, Jr.                      A. Max Walker
   Secretary                                  President and Chairman of the
                                              Board of Trustees


By:  /s/ Edmund L. Benson, III                By:  /s/ Carl E. Mundy, Jr.
   ---------------------------                   ------------------------
      Edmund L. Benson, III, Trustee                Carl E. Mundy, Jr., Trustee


By:  /s/ William P. Carmichael                By:  /s/ Cornelius J. Pings
   ---------------------------                   ------------------------
      William P. Carmichael, Trustee                Cornelius J. Pings, Trustee

By:  /s/ James Ermer                          By:  /s/ James B. Sommers
   -----------------                             ----------------------
      James Ermer, Trustee                          James B. Sommers, Trustee

By:  /s/ William H. Grigg                     By:  /s/ Charles B. Walker
   ----------------------                        -----------------------
      William H. Grigg, Trustee                     Charles B. Walker, Trustee


By:  /s/ Thomas F. Keller                     By:  /s/ Thomas S. Word
   ----------------------                        --------------------
      Thomas F. Keller, Trustee                     Thomas S. Word, Trustee


                                   SCHEDULE A



-------------------------------------------------------------- ------------------------------------------

Transferor Fund/Share Class                                    Transferee Fund/Share Class

-------------------------------------------------------------- ------------------------------------------

Nations U. S. Government Bond Fund                             Nations Government Securities Fund

         Primary A Shares                                               Primary A Shares
         Investor A Shares                                              Investor A Shares
         Investor B Shares                                              Investor B Shares
         Investor C Shares                                              Investor C Shares

-------------------------------------------------------------- ------------------------------------------

Nations Government Securities Fund                             Nations Government Securities Fund

         Primary A Shares                                               Primary A Shares
         Investor A Shares                                              Investor A Shares
         Investor B Shares                                              Investor B Shares
         Investor C Shares                                              Investor C Shares

-------------------------------------------------------------- ------------------------------------------